                                                                  EXHIBIT 10.15


                               TERM NOTE



$1,700,000                                                      Cleveland, Ohio
                                                               November 4, 1996


     FOR VALUE RECEIVED, the undersigned, jointly and severally, promise to pay to the order of NATIONAL CANADA FINANCE CORP. ("Bank") the principal amount of ONE MILLION SEVEN HUNDRED THOUSAND DOLLARS ($1,700,000) as hereinafter provided, with interest on the unpaid principal balance from time to time outstanding at a rate per annum equal to one and one-half (1 1/2) percentage points above Bank's Base Rate (as defined in the Loan Agreement, as described below). Interest shall be payable, monthly commencing on November 30, 1996, and continuing on the last day of each month thereafter until the entire principal amount has been repaid in full. Any increase or decrease in the interest rate resulting form a change in Bank's Base Rate shall become effective on the date of such change. Interest shall be computed on a 360-day year basis based on the actual number of days elapsed.

     The undersigned agree to pay the principal of and any unpaid interest on this Term Note (the "Note") in full in twelve monthly installments consisting of (a) eleven (11) equal monthly instalments of Twenty-One Thousand Dollars ($21,000) each, commencing November 30, 1996 and continuing on the last day of each successive calendar month thereafter and (b) a final payment on October 31, 1997 in the amount of One Million Four Hundred Sixty-Nine Thousand Dollars ($1,469,000), or such other amount of principal and accrued but unpaid interest remaining unpaid on October 31, 1997; provided that if at any time prior to October 31, 1997 Environmental Purification Industries, Inc. ("EPI") completes any public offering of its stock pursuant to which EPI or any stockholder of EPI receives cash (after any underwriter's discovery and commissions) of $1,000,000 or more, the undersigned agree to pay the entire amount of principal and accrued but unpaid interest on this Term Note in full on the closing date of such public offering.

     Payment of the principal of and interest on this Note shall be made in lawful money of the United States of America to Bank at 125 West 55th Street, New York, New York, or at such other place as the holder shall have designated to the undersigned in writing.

     This Note is issued pursuant to (a) the Loan and Security Agreement, entered into by and among Meridian National Corporation, Ottawa River Steel Co., National Metal Processing, Inc., Interstate Metal Processing, Inc., Precise Pac, Inc., Meridian Environmental Services, Inc. (collectively "Borrowers") and Bank of New England , N.A., dated December 9,1989, as amended (the "Loan Agreement"), and (b) the Security Agreement entered into by and among EPI, Environmental Purification Industries Company ("EPIC") and Bank dated of even date herewith (the "Security Agreement") to both of which reference is hereby made for a statement of the rights and obligations of Bank and the duties and obligations of the Borrowers undersigned in relation

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thereto, but neither this reference to the Loan Agreement and the Security
Agreement, nor any provision thereof shall affect or impair the absolute and unconditional obligation of the undersigned to pay the principal of, and interest on, this Note when due.

     This Note is secured by, among other things, the security interests and liens described in the Loan Agreement and the Security Agreement.

     The undersigned may prepay all or any portion of this Note at any time and in any amount without penalty.

     In the event the undersigned fail to pay, when due, any principal or interest owed under this Note, or upon the occurrence of an Event of Default (as defined in the Loan Agreement) which has not been waived in writing by Bank, the undersigned shall pay Bank interest on the daily average balance of all amounts outstanding under this Note at a rate per annum (the "Default Rate") of two (2) percentage points plus the rate otherwise applicable to all amounts outstanding under this Note from the date when due or the date such Event of Default has occurred, as applicable, until all amounts due herein are paid in full or such Event of Default has been waived by Bank, provided, however, that the Default Rate shall not exceed the maximum rate permitted by applicable law.

     Upon the nonpayment or partial payment of any payment of principal or interest or any other obligation due and owing to Bank, all or any portion of the principal and interest due or to become due under this Note shall become at once due and payable at the option of the holder of this Note without notice, demand, presentment, or dishonor, which the undersigned hereby waive.

     The undersigned agree to pay upon default the costs of collection including reasonable fees of attorneys.

     No delay or omission on the part of the holder in exercising any right under this Note shall operate as a waiver of such right or of any other right of such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The undersigned and every endorser of this Note regardless of the time, order or place of signing waive presentment, demand, protest and notices of every kind and assent to any one or more extensions or postponements of the time of payment or any other indulgences, and to any substitutions, exchanges, or releases of any other parties or persons primarily or secondarily liable.

     The undersigned authorize any attorney-at-law to appear before any court of record, state or Federal, in the county of the State of Ohio in which this Note was executed or in any other State of the United States of America after the unpaid principal of this Note becomes due, waive the issuance and service of process, admit the maturity of this Note, confess judgment against the undersigned in favor of Bank for the amount then appearing due, together with interest thereon and costs of suit, and thereupon to release all errors and waive all rights of appeal and stay of execution.

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 The foregoing warrant of attorney shall survive any judgment, it being understood that should any judgment be vacated for any reason, the foregoing warrant of attorney nevertheless may thereafter be used for obtaining an additional judgment or judgments.

     This Note is being executed and delivered in Cleveland, Ohio.

WARNING -- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.


ENVIRONMENTAL PURIFICATION             MERIDIAN NATIONAL CORPORATION
INDUSTRIES, INC.

By: /s/ BRUCE F. MAISON                By: /s/ WILLIAM FENIGER
   -------------------------------        --------------------------------

Title: PRESIDENT                       Title: CEO
       ---------------------------            ----------------------------


ENVIRONMENTAL PURIFICATION
INDUSTRIES COMPANY

By National Purification, Inc.
General Partner


/s/ JAMES L. ROSINO, TREASURER
-----------------------------------

               and

By MEPI Corp., General Partner


/s/ JAMES L. ROSINO, TREASURER
-----------------------------------


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